Exhibit 99.1

MEDIA CONTACT
NEWS RELEASE	Amy Baker
VP, Corporate Communications & Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

W. Marston Becker Named Chairman

of the MVB Financial Corp. Board of Directors

(FAIRMONT, W.Va.) August 25, 2022 – The Board of Directors of MVB Financial Corp. (“MVBF” or “MVB Financial”) (Nasdaq: MVBF) has announced that W. Marston Becker has been named Chairman of the Board.

Mr. Becker, who has been a member of the Board since November 2020, replaces retiring Chairman David B. Alvarez. Mr. Becker is a member of the following Board Committees: Finance, Human Resources and Edge Ventures.

“Marty’s leadership and experience have proven to be a great asset to the MVB Board of Directors as MVB continues to scale and execute our MVB-F1: Success Loves Speed Strategic Plan,” said Larry F. Mazza, CEO, MVB Financial. “Marty has more than 35 years of experience in CEO and chairman leadership positions in insurance, reinsurance and insurance brokerage organizations in the U.S. and internationally, as well as insurance-related private equity, advisory and investment banking roles.”

Mr. Becker is past Chairman of the Board of the large market capitalization QBE Insurance Group (“QBE”), a top 15 global property and casualty insurer. QBE is headquartered in Sydney, Australia, and writes over $15 billion of annual premiums through operations on five continents. He was appointed to the Board in 2013, became Chair in 2014 and served until March 2020.

Mr. Becker served as President and Chief Executive Officer of Alterra Capital Holdings Limited (“Alterra”), and its predecessors from 2006 to 2013. Alterra, acquired in 2013 by Markel Corporation, was a global specialty insurance and reinsurance company headquartered in Bermuda. Mr. Becker joined Alterra’s predecessor Max Capital Group Ltd. in 2006 as Chairman and CEO, having been a director since 2004. Prior to that, he led the restructuring and wind-down of Trenwick Group Ltd.; served as non-executive chairman of Hales & Company; was Chairman and Chief Executive Officer of Orion Capital Corporation, a NYSE-listed company with assets exceeding $4 billion; served as President and CEO of DPIC Companies, an Orion Capital subsidiary; was President and CEO of McDonough Caperton Insurance Group; and worked with the public accounting firm of Ernst & Young.

Mr. Becker serves on a variety of corporate boards in the financial services, manufacturing and non-profit sectors: director of Axis Capital (NYSE: AXS), director of Encova Mutual Insurance in Columbus, Ohio; director of Amynta Group in New York City; Advisory Board member of private equity funds American Securities, Cohesive Capital, Madison Dearborn Partners and Station Partners; director of The Mountain Companies of Parkersburg, West Virginia; member of the Board of Governors of West Virginia University; director of the West Virginia Chamber of Commerce; and the Clay Center for the Arts and Sciences.

Mr. Becker earned his Juris Doctor and Bachelor of Science in Business Administration degrees from West Virginia University. He is a Certified Public Accountant. He has received various honors, including being named to the West Virginia University Academy of Distinguished Alumni and the West Virginia Business Hall of Fame. He received the Leading CPA in Business designation of the West Virginia Society of CPAs, the Delta Tau Delta National Alumni Achievement Award and the 2019 Spirit of the Valley award for community service in Charleston, West Virginia.

Mr. Becker and his wife Katharine reside in Jupiter, Florida, and Charleston, West Virginia.

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About MVB Financial Corp.

MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and the Bank’s subsidiaries, the Company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,”, “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues,” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity, and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in financial technology companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business, and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise, or correct any forward-looking statements.